Exhibit 10.93
Execution Version
Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

FOURTH AMENDMENT TO LOAN AGREEMENT
This FOURTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated and effective as of October 31, 2023 (the “Fourth Amendment Effective Date”), by and among AKEBIA THERAPEUTICS, INC., a Delaware corporation (as “Borrower”), BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales (as the “Collateral Agent”), BPCR LIMITED PARTNERSHIP, a limited partnership established under the laws of England and Wales (as a “Lender”), and BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP, a Cayman Islands exempted limited partnership (as a “Lender”).
Recitals
A.    Collateral Agent, Lenders, Borrower and the other Credit Parties thereunder have entered into that certain Loan Agreement, dated as of November 11, 2019, and amended by that certain First Amendment and Waiver, dated as of February 18, 2022, that certain Second Amendment and Waiver, dated as of July 15, 2022, and that certain Third Amendment to Loan Agreement, dated as of June 30, 2023 (the “Existing Loan Agreement”) and as further amended by this Fourth Amendment, (the “Loan Agreement”).
B.    In accordance with Section 11.5 of the Existing Loan Agreement, Borrower (acting for its own behalf and on behalf of the other Credit Parties other than Parent), Collateral Agent and Lenders desire to amend the Existing Loan Agreement on the terms and conditions set forth herein.
Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement. The rules of interpretation set forth in the first paragraph of Section 13.1 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
2.Amendments to Loan Agreement. With effect from and including the Third Amendment Effective Date, the Existing Loan Agreement shall be amended so that it shall be read and construed for all purposes as set forth in Schedule A attached hereto.
a.The Existing Loan Agreement shall be amended by deleting in its entirety Section 2.2(b)(i) of the Existing Loan Agreement and replacing it as follows:
“(i)     Subject to clauses (ii) and (iii) of this clause (b), with respect to each applicable Term Loan, Borrower shall make equal monthly payments of principal of such Term Loan commencing on October 31, 2024, and continuing on a monthly basis on the last date of each month thereafter through the Term Loan Maturity Date; provided, however, that if any such day is not a Business Day, the applicable payment shall be due and payable on the first Business Day immediately preceding such payment date.”
b.The Existing Loan Agreement shall be amended by deleting in its entirety Section 2.2(b)(ii) of the Existing Loan Agreement and replacing it as follows:
“(ii)     Notwithstanding clause (i) of this clause (b), and subject to clause (iii) of this clause (b), with respect to each applicable Term Loan, on the date on which a [**] occurs (a

“[**]”), (x) Borrower shall make equal quarterly payments of principal of such Term Loan commencing on the Payment Date immediately following such [**] and continuing on a quarterly basis on each Payment Date thereafter through the Term Loan Maturity Date, provided, however, that if any such day is not a Business Day, the applicable payment shall be due and payable on the first Business Day immediately preceding such Payment Date, and (y)(1) if the [**] occurs on or before July 1, 2024, then Borrower shall repay on July 1, 2024 all unpaid principal that would have been due and payable during the period commencing on the Payment Date immediately following the Fourth Amendment Effective Date and ending on the Payment Date immediately following July 1, 2024 (including all accrued and unpaid interest thereon, if any), as if Borrower had been required hereunder to make equal quarterly payments of principal of such Term Loan commencing on the Payment Date immediately following the Fourth Amendment Effective Date, and (2) if the [**] occurs after July 1, 2024, then Borrower shall promptly, and in any event no later than [**] after such [**], repay all unpaid principal that would have been due and payable during the period commencing on the Payment Date immediately following the Fourth Amendment Effective Date and ending on the Payment Date immediately following such [**] (including all accrued and unpaid interest thereon, if any), as if Borrower had been required hereunder to make equal quarterly payments of principal of such Term Loan commencing on the Payment Date immediately following the Fourth Amendment Effective Date.”
c.The Existing Loan Agreement shall be amended by deleting in its entirety Section 2.2(b)(iii) of the Existing Loan Agreement and replacing it as follows:
“(iii)     Notwithstanding clauses (i) and (ii) of this clause (b), with respect to each Term Loan, as applicable, in connection with a decrease in the Term Loan Maturity Date and scheduled amortization of such Term Loan pursuant to Section 5.7(c), each of the then outstanding Payment Dates on which monthly payments of principal of such Term Loan are payable shall be reduced by the number of days equal to the Amortization Reduction Days in accordance with Section 5.7(c) hereof.”
d.The Existing Loan Agreement shall be amended by deleting in its entirety Section 2.3(a)(iii) of the Existing Loan Agreement and replacing it as follows:
“(iii)     Interest is due and payable quarterly on each Interest Date, as calculated by the Collateral Agent (which calculations shall be deemed correct absent manifest error), commencing on the Interest Date occurring from and after the Fourth Amendment Effective Date; provided, however, that if any such date is not a Business Day, the applicable interest shall be due and payable on the first Business Day immediately preceding such Interest Date.”
e.Section 2.3(d) of the Existing Loan Agreement and replacing it as follows:
“(d)    Payments. Except as otherwise expressly provided herein, all Term Loan payments and any other payments hereunder by (or on behalf of) Borrower shall be made on the date specified herein to such bank account of each applicable Lender as such Lender (or the Collateral Agent) shall have designated in a written notice to Borrower delivered on or before the Tranche A Closing Date (which such notice may be updated by such Lender (or the Collateral Agent) by written notice to Borrower from time to time after the Tranche A Closing Date). Except as otherwise expressly provided herein, interest is payable quarterly on each Interest Date provided, however, that if any such Interest Date is not a Business Day, the applicable interest shall be due and payable on the immediately preceding Business Day. Payments of principal or interest received after [**] (New York City time) on such date (or any Payment Date) are considered received at the opening of business on the next Business Day. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest made hereunder and pursuant to any other Loan Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.”

f.The Existing Loan Agreement shall be amended by deleting in its entirety Section 4.21(c) of the Existing Loan Agreement and replacing it as follows:
“(c)    Except as disclosed on Schedule 4.21(c) of the Disclosure Letter, no Credit Party or any of its Subsidiaries has received any notice, oral or written, from any party to any Manufacturing Agreement containing any indication by or intent or threat of, such party to reduce or cease, in any material respect, the supply of Product or the active pharmaceutical ingredient incorporated therein in the Territory through [**] (or such earlier date in accordance with the terms and conditions of such Manufacturing Agreement, as applicable).”
g.The Existing Loan Agreement shall be amended by replacing the reference to [**] in Section 5.7(c) of the Existing Loan Agreement with a reference to [**].
h.The Existing Loan Agreement shall be amended by deleting in its entirety Section 7.1 of the Existing Loan Agreement and replacing it as follows:
“7.1     Payment Default. Any Credit Party fails to (a) make any payment of any principal of the Term Loans when and as the same shall become due and payable, whether at the due date thereof (including pursuant to Section 2.2(c)) or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise, or (b) within [**] after the same becomes due, any payment of interest or premium pursuant to Section 2.2, including any applicable Additional Consideration, Makewhole Amount or Prepayment Premium, or any other Obligations (which [**] cure period shall not apply to any such payments due on the Term Loan Maturity Date, such earlier date pursuant to Section 2.2(b)(y), Section 2.2(c)(ii) or Section 2.2(c)(iii) hereof or the date of acceleration pursuant to Section 8.1(a) hereof). A failure to pay any such interest, premium or Obligations pursuant to the foregoing clause (b) prior to the end of such [**]-period shall not constitute an Event of Default (unless such payment is due on the Term Loan Maturity Date, such earlier date pursuant to Section 2.2(b)(y), Section 2.2(c)(ii) or Section 2.2(c)(iii) hereof or the date of acceleration pursuant to Section 8.1(a) hereof).”
i.The Existing Loan Agreement shall be amended by deleting in its entirety clause (c) of the definition of “Tranche A Prepayment Premium” and replacing it as follows:
“(c)    if such prepayment occurs on or after the 4th-year anniversary of the Tranche A Closing Date but prior to March 31, 2025, 0.005.”
j.The Existing Loan Agreement shall be amended by deleting in its entirety each of the definitions of Interest Date, Payment Date, Term Loan Maturity Date, and Term SOFR, in Section 13.1 of the Existing Loan Agreement and replacing them, in alphabetical order, as follows:
““Interest Date” means the last day of each calendar quarter, commencing with the last day of the calendar quarter during which the Fourth Amendment Effective Date occurs.”
““Payment Date” means, with respect to each Term Loan, (a) the Interest Date occurring on or immediately following each of the following dates: (i) the 34th-month anniversary of the Closing Date applicable to such Term Loan, (ii) the 36th-month anniversary of such Closing Date, (iii) the 39th-month anniversary of such Closing Date, (iv) the 42nd-month anniversary of such Closing Date, (v) the 45th-month anniversary of such Closing Date, (vi) the 48th-month anniversary of such Closing Date, (vii) the 51st-month anniversary of such Closing Date, (viii) the 54th-month anniversary of such Closing Date, (ix) the 57th-month anniversary of such Closing Date, (x) the 60th-month anniversary of such Closing Date, (xi) the 63rd-month anniversary of such Closing Date and (b) the Term Loan Maturity Date, as the context dictates; provided, however, that if any such date is not a Business Day, the applicable payment shall be due and payable on the first Business Day immediately preceding such Payment Date. Notwithstanding the foregoing, “Payment Date” shall be subject to further adjustment in accordance with Section

2.2(b)(iii) hereof (in which case, for the avoidance of doubt, the proviso above shall apply to any such adjusted date).”
““Term Loan Maturity Date” means March 31, 2025; provided, however, that the Term Loan Maturity Date shall be decreased by the number of days equal to the Amortization Reduction Days if applicable in accordance with Section 5.7(c) hereof.”
““Term SOFR” means, for any day in any calendar month, the Term SOFR Reference Rate for a tenor of three (3) months on the day (such day, the “Periodic Term SOFR Determination Day”) that is [**] prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of [**] (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than [**] prior to such Periodic Term SOFR Determination Day.”
k.The Existing Loan Agreement shall be amended by deleting in its entirety the definition of “Delayed Amortization Notice” in Section 13.1 of the Existing Loan Agreement.
l.The Existing Loan Agreement shall be amended by adding, in alphabetical order, each of the following definitions to Section 13.1 of the Existing Loan Agreement:
““Fourth Amendment Effective Date” means October 31, 2023.”
““[**]” means [**]”
““[**]” means: [**]”
““[**]” is defined in Section 2.2(b)(ii).”
3.Representations and Warranties; Reaffirmation; Covenant to Deliver.
a.Borrower hereby represents and warrants to each Lender and the Collateral Agent as follows:
i.Borrower has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated hereby.
ii.This Amendment has been duly executed and delivered by Borrower and is the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity.
iii.The execution, delivery and performance by Borrower of this Amendment have been duly authorized and do not: (A) contravene the terms of any of Borrower’s Operating Documents; (B) violate any Requirements of Law, except to the extent that such violation could not, individually or in the aggregate, reasonably be expected to result in a

Material Adverse Change; (C) conflict with or result in any breach or contravention of, or require any payment to be made under any provision of any security issued by Borrower or of any agreement, instrument or other undertaking to which Borrower is a party or affecting Borrower or the assets or properties of Borrower or any of its Subsidiaries or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its assets or properties are subject, except to the extent that such conflict, breach, contravention or payment could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (D) require any Governmental Approval, or other action by, or notice to, or filing with, any Governmental Authority (except such Governmental Approvals or other actions, notices and filings which have been duly obtained, taken, given or made on or before the Fourth Amendment Effective Date and are in full force and effect); (E) require any approval, consent, exemption or authorization, or other action by, or notice to, or filing with, any Person other than a Governmental Authority, including Borrower’s stockholders, members or partners, (except such approvals, consents, exemptions, authorizations, actions, notices and filings which have been or will be duly obtained, taken, given or made on or before the Fourth Amendment Effective Date and are in full force and effect), except for those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; or (F) constitute a material breach of or a material default under (which such default has not been cured or waived) or an event of default (or the equivalent thereof, however described) under, or could reasonably be expected to give rise to the cancellation, termination or invalidation of or the acceleration of Borrower’s or any Subsidiary’s obligations under, any Material Contract.
iv.Both before and immediately after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.
b.Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.
c.Borrower hereby agrees to deliver to the Collateral Agent, within here (3) Business Days of the Fourth Amendment Effective Date, originally-signed copies of the Amended and Restated Tranche A Notes, in the form attached as Exhibit B-1 hereto, in replacement of the Tranche A Notes, dated June 30, 2023, issued by Borrower to each Lender (whereupon, the Tranche A Notes, dated June 30, 2023, issued by Borrower to the each Lender shall be treated as cancelled and of no further force or effect and the Lenders shall promptly destroy any and all copies or originals of such Tranche A Notes and confirm the same by email to Borrower), the failure of which such delivery constitutes an Event of Default for all purposes under the Loan Agreement.
4.References to and Effect on Loan Agreement. Except as specifically set forth herein, this Amendment shall not modify or in any way affect any of the terms, conditions, covenants, representations and warranties contained in the Loan Agreement, or any of the rights of the Lenders and the Collateral Agent therein, which shall remain in full force and effect and are hereby ratified and confirmed in all respects. Except as specifically set forth herein, the execution, delivery and effectiveness of this Amendment shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future breaches, violations or defaults of or under any provisions of the Loan Agreement nor constitute a novation of any of the Obligations under the Loan Agreement, (ii) amend, modify or operate as a waiver of any provision of the Loan Agreement or any right, power or remedy of any Lender or the Collateral Agent, or (iii) constitute a course of dealing or other basis for altering the Loan Agreement or any other Loan Document. Except as set forth herein, each of the Lenders and the Collateral Agent reserves all of its rights, powers, and remedies under the Loan Documents and Requirements of Law. On and after the Fourth Amendment Effective Date, all references in the Loan Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Loan Agreement as amended by this Amendment.
5.Successors and Assigns. This Amendment binds and is for the benefit of Borrower, the other Credit Parties, Lenders and Collateral Agent and each of their respective successors and permitted assigns.
6.Governing Law; Venue; Jury Trial Waiver. This Amendment shall be construed in accordance with and governed by the law of the State of New York. The provisions of Section 10 (Choice of law, Venue and Jury Trial Waiver Etc.) of the Loan Agreement shall apply hereto as if more fully set forth herein as if references therein to “this Agreement” were references to this Amendment.
7.Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for under any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
8.Conflict. In the event of any conflict between any term, covenant, or condition of this Amendment and any term, covenant or condition of the Loan Agreement, the provisions of the Loan Agreement shall control and govern.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned hereto have caused this Amendment to be executed as of the date first written above by each of their officers thereunto duly authorized.
BORROWER (on its own behalf and on behalf of each other Credit Party):

AKEBIA THERAPEUTICS, INC.,
a Delaware corporation

By:/s/ Ellen Snow
Name: Ellen Snow
Title: Chief Financial Officer

[Signature page to Fourth Amendment]

BIOPHARMA CREDIT PLC,
as Collateral Agent
By: Pharmakon Advisors, LP,
    its Investment Manager
    By: Pharmakon Management I, LLC,
    its General Partner

By__/s/ Pedro Gonzalez de Cosio______________
Name: Pedro Gonzalez de Cosio
Title: Managing Member

BPCR LIMITED PARTNERSHIP,
as a Lender

By: Pharmakon Advisors, LP,
    its Investment Manager

    By: Pharmakon Management I, LLC,
    its General Partner

By__/s/ Pedro Gonzalez de Cosio______________
Name: Pedro Gonzalez de Cosio
Title: Managing Member

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP,
as Lender

By:    BioPharma Credit Investments V GP LLC,
    its general partner

    By: Pharmakon Advisors, LP,
    its Investment Manager

By__/s/ Pedro Gonzalez de Cosio______________
Name: Pedro Gonzalez de Cosio
Title: CEO and Managing Member